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                                                                    Exhibit 99.3

                       PRINCETON FINANCIAL SYSTEMS, INC.

                             1996 STOCK OPTION PLAN


     1.   PURPOSE.  The purpose of the Princeton Financial Systems, Inc. 1996
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Stock Option Plan is to provide an incentive to Employees, consultants and directors of the Company who are in a position to contribute materially to the long-term success of the Company, to increase their interest in the Company's welfare, and to aid in gaining the services of Employees, consultants and directors of outstanding ability who will contribute to the Company's success.

     2.   DEFINITIONS.
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          2.1  "AFFILIATE" means any entity other than a Subsidiary in which PFS has a substantial direct or indirect equity interest, as determined by the Board.

          2.2  "BOARD" means the Board of Directors of PFS.

          2.3 "CODE" mens the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include any successor to such section.

          2.4 "COMMITTEE" means the committee designated by the Board to administer the Plan under Section 5.

          2.5 "COMPANY" means PFS and its Subsidiaries, collectively, including any successor to any thereof.

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          2.6  "DISINTERESTED PERSON" means a person defined in Rule 16b-
     3(c)(2)(i) promulgated by the SEC under the 1934 Act, or any successor definition adopted by the SEC.

          2.7 "ELIGIBLE CONSULTANT" means a consultant providing services to, and who is not an employee of, PFS or any of its Subsidiaries.

          2.8 "ELIGIBLE DIRECTOR" means each director of PFS who is not an employee of PFS or any of its Subsidiaries.

          2.9 "EMPLOYEE" means an officer or employee of the Company or an Affiliate including a director who is such an employee.

          2.10 "FAIR MARKET VALUE" means, on any given date, the fair market value of the Stock as determined by the Committee on the basis of a review of the facts and circumstances presented to and reviewed by the Committee.

          2.11 "GRANT DATE" means the date on which an Option is granted.

          2.12 "HOLDER" means an Employee, Eligible Director or Eligible Consultant to whom an Option is granted.

          2.13 "INCENTIVE STOCK OPTION" or "ISO" means a stock option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as such.

          2.14 "1934 ACT" means the Securities Exchange Act of 1934, as amended.

          2.15 "NON-QUALIFIED OPTION" or "NQO" means a stock option not intended to be an Incentive Stock Option, and designated as a Non-Qualified Option.


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          2.16 "OPTION" means any stock option granted by the Committee pursuant to this Plan.

          2.17 "PLAN" means the Princeton Financial Systems, Inc. 1996 Stock Option Plan herein set forth, as amended from time to time.

          2.18 "PFS" means Princeton Financial Systems, Inc., a Delaware corporation, and any successor thereto.

          2.19 "PREFERRED STOCK" means PFS' Series A Preferred Stock, $.10 par value.

          2.20 "RETIREMENT" means retirement from the active employment of the Company or an Affiliate pursuant to the relevant provisions of the applicable retirement plan of the employing entity or as otherwise determined by the Board.

          2.21 "SEC" means the United States Securities and Exchange Commission.

          2.22 "STOCK" means PFS' common stock, without par value, or such other class or kind of shares of capital stock or other securities as may result from the application of Section 8 hereof.

          2.23 "SUBSIDIARY" means any corporation that, at the time in question, is a subsidiary corporation of PFS within the meaning of section 424(f) of the Code.

          2.24 "TEN PERCENT SHAREHOLDER" means a person who on any given date owns, either directly or within the meaning of the attribution rules contained in section 424(d) of the Code, stock possessing more than ten percent of the total combined voting power of all classes of stock of PFS, a Subsidiary or Affiliate.

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     3.   AWARDS.
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          3.1  Options that may be granted under the Plan are either Incentive
     Stock Options or Non-Qualified Options, both of which give the Holder the right for a specified time period to purchase a specified number of shares of Stock for a specified price per share.

          3.2 Each Option shall be evidenced by an agreement with the Holder, the form of which shall have been approved by the Board, which shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

     4.   ELIGIBILITY.  Any Employee, Eligible Director and Eligible Consultant
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is eligible to receive an Option, provided, that an Incentive Stock Option shall
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not be granted to (a) a Ten Percent Shareholder except on such terms concerning the option price and period of exercise as are provided in subsections 7.1 and
7.2 hereof, or (b) an employee of an Affiliate or to an Eligible Director or Eligible Consultant.

     5.   ADMINISTRATION OF PLAN.
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          5.1  The Plan shall be administered and interpreted by the Committee, which shall have full authority to act in selecting Employees, Eligible Directors and Eligible Consultants to whom Options will be granted, in determining the type and amount of Options to be granted to each such Holder, the terms and conditions of Options and the terms of agreements which will be entered into with Holders in connection with Options. The Committee shall be appointed by the Board and shall have at least two

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     members.  At such time as PFS registers under the 1934 Act, each member of the Committee appointed by the Board shall be a Disinterested Person.

          5.2 The Committee's powers shall include, but not be limited to, the power to condition the exercise of an Option upon the attainment of specified performance goals.

          5.3 The Committee shall have the power to adopt regulations for carrying out the Plan and to make such changes in such regulations as it shall from time to time deem advisable. The Committee shall have the power unilaterally and without approval of a Holder to amend any existing Options in order to carry out the purposes of the Plan so long as such amendment does not deprive the Holder of any benefit granted by the Option and so long as the amended Option comports with the terms of the Plan. Amendments adverse to the interests of the Holder must be approved by the Holder. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final and binding on Plan participants.

     6.   SHARES OF STOCK SUBJECT TO THE PLAN.
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          6.1  Subject to adjustment as provided in Section 8 hereof, the total number of shares of Stock available for Options under the Plan shall be 75,000 shares.

          6.2 If any shares subject to any Option granted hereunder are forfeited or such award otherwise terminates without the issuance of such shares or the payment of other consideration in lieu of such shares, the shares subject to such Option, to the

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     extent of any such forfeiture or termination, shall again be available for
     Options under the Plan.

     7.   TERMS OF OPTIONS.  All Options shall be subject to the following terms
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and conditions:

          7.1 OPTION PRICE: The price per share at which Stock may be purchased upon exercise of an Option shall be determined by the Committee, but shall, in no case, be less than 100% of the Fair Market Value on the Grant Date. In the case of any ISO granted to a Ten Percent Shareholder, the option price per share shall not be less than 100% of the Fair Market Value on the Grant Date.

          7.2 TERM OF OPTIONS: The Option agreement shall specify when an Option may be exercisable and the terms and conditions applicable thereto and whether the Option is an ISO or an NQO. The term of an Option shall in no event be longer than ten years (five years in the case of an ISO granted to a Ten Percent Shareholder).

          7.3 INCENTIVE STOCK OPTIONS: Each provision of the Plan and each Option agreement relating to an ISO shall be construed so that each ISO shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Option agreement thereof that cannot be so construed shall be disregarded. In no event may an ISO be granted after 10 years from Plan adoption. ISOs may not be granted to employees of Affiliates or to an Eligible Director or Eligible Consultant.

          7.4 RESTRICTION OF TRANSFERABILITY: No Option shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Holder, shall be exercisable only by the Holder. Upon the death of a Holder,

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     the person to whom the rights have passed by will or by the laws of descent and distribution may exercise an Option only in accordance with this
     Section 7.

          7.5 PAYMENT OF OPTION PRICE: The Option price of the shares of Stock payable upon the exercise of an Option shall be paid in full in cash at the time of the exercise or, with the consent of the Committee, in whole or in part in shares of Stock valued at Fair Market Value on the date of exercise, provided that such shares have been held of record, beneficially
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     and without restriction by the Holder for at least six months at the time of exercise. The Committee's determination of Fair Market Value shall be final and binding on the Holder.

          7.6 TERMINATION BY DEATH: If a Holder's employment by the Company or an Affiliate terminates, or if a Holder who is an Eligible Director or an Eligible Consultant ceases to be such a director or a consultant (as the case may be), by reason of death, any Option held by such Holder may thereafter be exercised, to the extent exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the Holder until the earlier to occur of the expiration of (a) the period of six months from the date of death or (b) the stated term of such Option.

          7.7 TERMINATION BY REASON OF RETIREMENT OR DISABILITY: If a Holder's employment by the Company or an Affiliate terminates, or if a Holder who is an Eligible Director or an Eligible Consultant ceases to be such a director or a consultant (as determined by the Committee) or Retirement, any Option held by such Holder may thereafter be exercised by the Holder (or, where appropriate, the Holder's legal

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     representative), to the extent exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant, until the earlier to occur of the expiration of (a) the period of three months from the date of termination; provided, however, if such termination
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     is by reason of Holder's permanent and total disability, such period of three months shall be extended to six months or (b) the stated term of such Option; provided, however, that if the Holder dies during the three-month
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     period after Retirement, the Option may be exercised only until the end of such three-month period.

          7.8 OTHER TERMINATION: If a Holder's employment by the Company or an Affiliate terminates, or if a Holder who is an Eligible Director or an Eligible Consultant ceases to be such a director or a consultant (as the case may be), for any reason other than death, disability or Retirement, the Option shall terminate on the earlier to occur of the expiration of (a) the period of three months from the date of termination or (b) the stated term of such option.

          7.9 LIMIT ON ISOS: Notwithstanding any other provisions hereof, the aggregate fair market value (determined on the Grant Date), of the stock with respect to which ISOs are exercisable for the first time by the Employee during any calendar year (under all such plans of the Company) shall not exceed $100,000.

     8.   ADJUSTMENT PROVISIONS
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          8.1  RECAPITALIZATIONS.  If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse

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     stock split or other similar transaction, (i) the outstanding shares of
     Stock are increased or decreased or are exchanged for a different number or kind of shares of other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable, provided that no adjustment shall be made pursuant to this
     Section 8 if such adjustment would cause the Plan to fail to comply with Rule 16b-3 under the 1934 Act or any successor rule. No fractional shares of Stock shall be issued pursuant to such an adjustment, but an amount equivalent to the portion of Fair Mark Value on the effective date of such transaction attributable to any such fractional shares shall, where appropriate, be paid in cash to the Holder. Adjustments hereunder shall not be made as a result of an increase in the number of shares of common stock outstanding resulting solely from conversion of shares of Preferred Stock outstanding on the date hereof.

          8.2  REORGANIZATIONS.  In the event of a consolidation or merger or
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     sale of all or substantially all of the assets of the Company in which outstanding shares of Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board, or the board

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     of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to the outstanding Options: (i) provide that such Option shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the Holders, provide that all unexercised Options will terminate immediately prior to the consummation of such transaction unless exercised by the Holder within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of Stock will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the Holders equal to the difference between (A) the Merger Price times the number of shares of Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and
     (B) the aggregate exercise price of all such outstanding Options in exchange for the termination of such Options, or (iv) provide that some or all of the outstanding Options shall become exercisable in full.

     9.   CHANGE IN CONTROL.  Notwithstanding any other provision of the Plan:
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          9.1  If as a result of a Change in Control of the Company an Eligible
     Director is removed from the Board of Directors or fails to be re-elected to the Board upon the expiration of his term, within 12 months following the effective date of such Change in Control of the Company, then all of the Options held by such Eligible Director shall become fully vested and immediately exercisable.

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          9.2  For purposes of the Plan, a "Change in Control of the Company"
     shall occur or be deemed to have occurred if:
               (a) any "person", as such term is used in Section 13(d) and 14(d) of the 1934 Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;
               (b) the stockholders of the Company approver a merger or consolidation of the Company with any other corporation, other than
          (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company of such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

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               (c) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     10.  TERMINATION AND AMENDMENT.  The Plan shall remain in full force and
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effect until terminated by the Board.  The Board shall have the power to amend, suspend or terminate the Plan at any time, provided, that no such amendment
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shall be made without shareholder approval which shall:

          10.1 Increase (except as provided in Section 8) the total number of shares available for issuance pursuant to the Plan;

          10.2 Change the class of persons eligible to be Holders or materially modify the eligibility requirements for participation in the Plan;

          10.3  Change the provisions of this Section 10; or

          10.4 Effect other changes for which shareholder approval would be required under Rule 16b-3 under the 1934 Act or any successor rule. Termination of the Plan pursuant to this Section 10 shall not affect Options outstanding under the Plan at the time of termination.

     11.  NON-ASSIGNABILITY.  Options may not be pledged, assigned or
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transferred for any reason during the Holder's lifetime, and any attempt to do so shall be void and the relevant Option shall be forfeited.

     12.  GENERAL PROVISIONS.
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          12.  The Plan shall become effective upon its approval by the Board and subsequent approval by the shareholders of PFS.

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          12.2  Nothing contained in the Plan, or an Option granted pursuant to the Plan, shall confer upon an Employee any right with respect to continuance of employment by the Company or an Affiliate or upon any Eligible Director or Eligible Consultant any right with respect to continuance of Board service or the consulting arrangement (as the case may be), nor interfere in any way with the right of the Company or an Affiliate, as appropriate, to terminate such relationships at any time.

          12.3 For purposes of this Plan, transfer of employment between PFS and any Subsidiary shall not be deemed termination of employment.

          12.4 Holders shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Option, the exercise thereof and the transfer of shares of Stock pursuant to this Plan. Such responsibility shall extent to all applicable federal, state, local or foreign withholding taxes. In the case of exercise of Options, PFS shall, at the election of the Holder, have the right to retain the number of shares of Stock whose aggregate Fair Market Value equals the amount to be withheld in satisfaction of the applicable withholding taxes. Agreements evidencing such Options shall contain appropriate provisions to effect withholding in this manner.

          12.5 Without amending the Plan, Options may be granted to Employees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.

          12.6 To the extent that federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan

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     and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of New Jersey and construed accordingly.

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